EXHIBIT 16.1


[NATION SMITH HERMES DIAMOND LETTERHEAD]



December 27, 2002



Mr. David Maurer, President
Income Growth Partners X
11300 Sorrento Valley Road
San Diego, CA 92121


Dear Mr. Maurer:

We have read the statements made by Income Growth Partners, Ltd. X, which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 13, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Nation Smith Hermes Diamond


/s/ Nation Smith Hermes Diamond



cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549